Pricing Supplement No.34N Dated August 1, 2000      Rule 424(b)(2)
(To Prospectus dated February 11, 2000 and             File No's. 333-94393
Prospectus Supplement dated February 11, 2000)             and 33-64261

THE CHASE MANHATTAN CORPORATION


[ ]	Senior Medium -Term Notes, Series C  Due From Nine
	Months to One Hundred Years from Date of Issue

[X] Subordinated Medium Term Notes , Series A Due From
	Nine Months to One Hundred Years from Date of Issue

	Principal Amount: $50,000,000
	Issue Price: 100.00%
	Commission : $0.00
	Proceeds to Company:  $50,000,000.00
	Agent: SALOMON SMITH BARNEY


	Agent's Capacity:  [ ]     As agent    [X]  As principal

	If as principal
		[ ]   The Notes are being offered at varying prices to
		        prevailing market prices at the time of sale

		[X]   The Notes are being offered at a fixed initial public
		        offering price equal to the Issue Price (as a percentage of Principal Amount).

	Original Issue Date: AUGUST 18, 2000
	Stated Maturity:	   	AUGUST 18, 2015

	Form:  [X]   Book-entry [  ]   Certificated
	Currency:   U.S. Dollars

[X]	Fixed Rate Note:
   	Interest Rate:8.00%

[ ]Floating Rate Note:   CD[ ]   Commercial Paper Rate [  ]
			     Federal Fund Effective Rate [  ] CMT [ ]
			     LIBOR Telerate [ ]  LIBOR Reuter [  ]
			     Treasury Rate [ ]     Prime Rate   [  ]

	Initial Interest Rate:

	Int.Determ.Dates :
	Interest Payment Dates:Interest payable semi-annually on the 18th of February & August beginning Aug 18, 2001


	Index Maturity:
	Spread (+/-):
 Spread Multiplier:
 Maximum Interest Rate:
	Minimum Interest Rate:
	Optional Redemption  :   Yes [x]       No  [  ]

CALLABLE: Callable on each payment date in February
        & August beginning August 2003, upon 35 days notice upon 32 days notice.